Exhibit 99.1

Pixelworks Reports Fourth Quarter 2013 Financial Results

SAN JOSE, Calif., February 6, 2014 -- Pixelworks, Inc. (NASDAQ:PXLW), a pioneer in innovative video display processing technology enabling the highest quality viewing experience for displays of all sizes, today announced financial results for the fourth quarter ended December 31, 2013.

Revenue for the fourth quarter 2013 was $15.0 million, compared to $15.3 million in the prior quarter and $13.6 million in the fourth quarter of 2012. Revenue during the quarter reflects increased chip revenue across the Company’s product lines, but was offset by sequentially lower licensing revenue.

On a GAAP basis, gross profit margin in the fourth quarter of 2013 was 56.7%, compared to 60.9% in the third quarter of 2013 and 48.6% in the fourth quarter of 2012. Fourth quarter 2013 GAAP operating expenses were $8.3 million, compared to $7.5 million in the previous quarter and $9.8 million in the fourth quarter of 2012. For the fourth quarter of 2013, the Company recorded a GAAP net loss of $50,000, or $0.00 per share, compared to GAAP net income of $1.5 million, or $0.07 per diluted share, in the third quarter of 2013 and a GAAP net loss of $3.6 million, or $0.19 per share, in the fourth quarter of 2012.

On a non-GAAP basis, fourth quarter 2013 gross profit margin was 57.8%, compared to 61.6% in the third quarter of 2013 and 49.9% in the fourth quarter of 2012. Fourth quarter gross margin declined compared to the third quarter as a result of lower licensing revenue. Fourth quarter 2013 operating expenses on a non-GAAP basis were $7.1 million, compared to $7.0 million in the previous quarter and $9.2 million in the fourth quarter of 2012. Operating expenses for the third and fourth quarter of 2013 each include a reimbursement to research and development expense as the result of achieving certain milestones related to a previously announced customer co-development agreement. Fourth quarter 2012 research and development expense did not include a reimbursement credit.

On a non-GAAP basis, net income in the fourth quarter of 2013 was $1.3 million, or $0.05 per diluted share, compared to net income of $2.1 million, or $0.10 per diluted share, in the third quarter of 2013 and a net loss of $2.8 million, or $0.15 per share, in the fourth quarter of 2012. Adjusted EBITDA in the fourth quarter of 2013 was positive $2.7 million, compared to positive $3.5 million in the previous quarter and a negative $1.3 million in the fourth quarter of 2012.

“The fourth quarter was another solid quarter for Pixelworks, as increased sales across our product lines combined with licensing revenue resulted in another quarter of non-GAAP profitability,” said Bruce Walicek, President and CEO of Pixelworks. “We enter 2014 with significant traction on a number of exciting growth opportunities driven by strong product momentum, including the ramping of our product created as part of a co-development agreement, further monetization of our valuable technology portfolio, as well as the formal introduction of our technology into the mobile market.”

The Company will discuss the details of its business outlook for the first quarter of 2014 during its conference call scheduled for today, February 6, 2014, at 2:00 p.m. Pacific Time.

Conference Call Information
Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 855-671-1185 and using passcode 45315200. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, February 13, 2014, and can be accessed by calling 855-859-2056 and using passcode 45315200.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share which excludes stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, which are required under GAAP. The press release also reconciles GAAP net income (loss) and adjusted EBITDA which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.
Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, the statements in Bruce Walicek's quote with respect to the Company’s growth opportunities and product momentum in 2014, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Revenue, net	$14,984	$15,309	$13,571	$48,118	$59,710
Cost of revenue (1)	6,495	5,987	6,979	21,708	29,862
Gross profit	8,489	9,322	6,592	26,410	29,848
Operating expenses:
Research and development (2)	4,536	4,234	6,247	20,664	20,757
Selling, general and administrative (3)	3,715	3,296	3,576	13,883	14,944
Total operating expenses	8,251	7,530	9,823	34,547	35,701
Income (loss) from operations	238	1,792	(3,231)	(8,137)	(5,853)
Interest expense and other, net	(109)	(101)	(108)	(405)	(412)
Income (loss) before income taxes	129	1,691	(3,339)	(8,542)	(6,265)
Provision (benefit) for income taxes	179	182	218	328	(571)
Net income (loss)	$(50)	$1,509	$(3,557)	$(8,870)	$(5,694)
Net income (loss) per share:
Basic	$(0.00)	$0.07	$(0.19)	$(0.45)	$(0.31)
Diluted	$(0.00)	$0.07	$(0.19)	$(0.45)	$(0.31)
Weighted average shares outstanding:
Basic	21,985	20,128	18,401	19,816	18,252
Diluted	21,985	21,290	18,401	19,816	18,252
——————
(1) Includes:
Additional amortization of non-cancelable prepaid royalty	$103	$77	$135	$369	$565
Stock-based compensation	64	29	44	164	162
(2) Includes stock-based compensation	522	209	274	1,204	893
(3) Includes stock-based compensation	599	301	316	1,640	1,109

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$8,489	$9,322	$6,592	$26,410	$29,848
Additional amortization of non-cancelable prepaid royalty	103	77	135	369	565
Stock-based compensation	64	29	44	164	162
Total reconciling items included in cost of revenue	167	106	179	533	727
Non-GAAP gross profit	$8,656	$9,428	$6,771	$26,943	$30,575
Non-GAAP gross profit margin	57.8%	61.6%	49.9%	56.0%	51.2%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$8,251	$7,530	$9,823	$34,547	$35,701
Reconciling item included in research and development:
Stock-based compensation	522	209	274	1,204	893
Reconciling item included in selling, general and administrative:
Stock-based compensation	599	301	316	1,640	1,109
Total reconciling items included in operating expenses	1,121	510	590	2,844	2,002
Non-GAAP operating expenses	$7,130	$7,020	$9,233	$31,703	$33,699
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(50)	$1,509	$(3,557)	$(8,870)	$(5,694)
Reconciling items included in cost of revenue	167	106	179	533	727
Reconciling items included in operating expenses	1,121	510	590	2,844	2,002
Tax effect of non-GAAP adjustments	17	8	(20)	—	—
Non-GAAP net income (loss)	$1,255	$2,133	$(2,808)	$(5,493)	$(2,965)
Non-GAAP net income (loss) per share:
Basic	$0.06	$0.11	$(0.15)	$(0.28)	$(0.16)
Diluted	$0.05	$0.10	$(0.15)	$(0.28)	$(0.16)
Non-GAAP weighted average shares outstanding:
Basic	21,985	20,128	18,401	19,816	18,252
Diluted	23,468	21,290	18,401	19,816	18,252

* Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(50)	$1,509	$(3,557)	$(8,870)	$(5,694)
Stock-based compensation	1,185	539	634	3,008	2,164
Additional amortization of non-cancelable prepaid royalty	103	77	135	369	565
Tax effect of non-GAAP adjustments	17	8	(20)	—	—
Non-GAAP net income (loss)	$1,255	$2,133	$(2,808)	$(5,493)	$(2,965)
EBITDA adjustments:
Depreciation and amortization	$1,167	$1,103	$1,194	$4,409	$4,735
Interest expense and other, net	109	101	108	405	412
Non-GAAP provision (benefit) for income taxes	162	174	238	328	(571)
Adjusted EBITDA	$2,693	$3,511	$(1,268)	$(351)	$1,611

* Adjusted EBITDA differs from GAAP net income (loss) due to the exclusion of stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$20,805	$13,404
Accounts receivable, net	4,761	3,772
Inventories	1,663	2,702
Prepaid expenses and other current assets	2,858	1,727
Total current assets	30,087	21,605
Property and equipment, net	4,084	6,283
Other assets, net	2,573	1,653
Total assets	$36,744	$29,541
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,327	$2,224
Accrued liabilities and current portion of long-term liabilities	10,505	8,666
Current portion of income taxes payable	92	207
Short-term line of credit	3,000	—
Total current liabilities	14,924	11,097
Long-term liabilities, net of current portion	677	1,445
Income taxes payable, net of current portion	2,201	2,331
Total liabilities	17,802	14,873
Shareholders’ equity	18,942	14,668
Total liabilities and shareholders’ equity	$36,744	$29,541

Contacts:
Investor Contact
Shelton Group
Brett L Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com